EXHIBIT 15.1 LETTER RE: UNAUDITED INTERIM FINANCIAL INFORMATION

Board of Directors and Shareholders
STERIS Corporation

              We are aware of the incorporation by reference in the following Registration Statements and related Prospectuses of our report dated October 16, 2001, relating to the unaudited consolidated interim financial statements of STERIS Corporation and subsidiaries that are included in its Form 10-Q for the quarter ended September 30, 2001:

Registration Number	Description	Filing Date

333-63770	Form S-8 Registration Statement -- Nonqualified Stock Option Agreement between STERIS Corporation and Charles L. Immel and Restricted Shares Agreement between STERIS Corporation and Charles L. Immel	June 25, 2001

333-63772	Form S-8 Registration Statement -- Nonqualified Stock Option Agreement between STERIS Corporation and Thomas J. Magulski	June 25, 2001

333-63774	Form S-8 Registration Statement -- Nonqualified Stock Option Agreement between STERIS Corporation and Peter A. Burke	June 25, 2001

333-40082
Form S-8 Registration Statement -- Nonqualified Stock Option
Agreement between STERIS Corporation and Laurie Brlas and
the Nonqualified Stock Option Agreement between STERIS
Corporation and David L. Crandall
June 26, 2000

333-40058	Form S-8 Registration Statement -- Nonqualified Stock Option Agreement between STERIS Corporation and Les C. Vinney	June 23, 2000

333-65155	Form S-8 Registration Statement -- STERIS Corporation Long Term Incentive Compensation Plan	October 1, 1998

333-55839

Form S-8 Registration Statement -- Nonqualified Stock Option
Agreement between STERIS Corporation and John Masefield
and the Nonqualified Stock Option Agreement between
STERIS Corporation and Thomas J. DeAngelo

June 2, 1998

333-32005	Form S-8 Registration Statement -- STERIS Corporation 1997 Stock Option Plan	July 24, 1997

333-06529	Form S-3 Registration Statement -- STERIS Corporation	June 21, 1996

333-01610	Post-effective Amendment to Form S-4 on Form S-8 -- STERIS Corporation	May 16, 1996

33-91444	Form S-8 Registration Statement -- STERIS Corporation 1994 Equity Compensation Plan	April 24, 1995
33-91442	Form S-8 Registration Statement -- STERIS Corporation 1994 Nonemployee Directors Equity Compensation Plan		April 24, 1995

33-55976	Form S-8 Registration Statement -- STERIS Corporation 401(k) Plan		December 21, 1992

33-55258	Form S-8 Registration Statement -- STERIS Corporation Amended and Restated Non-Qualified Stock Option Plan		December 4, 1992

/s/ Ernst & Young LLP

Cleveland, Ohio
November 8, 2001